Exhibit 99.1

Mister Car Wash Announces Third Quarter 2023 Financial Results

Net revenues increased 7.6%

Unlimited Wash Club memberships increased 11.3%

Opened eight new greenfield locations and acquired five locations

Adjusting capital expenditure range and reiterating outlook for all other financial projections for 2023

Tucson, Ariz., November 02, 2023 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter ended September 30, 2023.

“We had a solid third quarter and feel good about the upward momentum in our business. Comparable store sales were positive and continued to move in the right direction, our new build openings are on schedule and performing nicely, the implementation of our Titanium and other tunnel enhancements is moving full steam ahead and we are encouraged by the early results, and our Unlimited Wash Club® (“UWC”) program remains our most loyal and steadfast customer base,” commented John Lai, Chairperson and CEO of Mister Car Wash. “We continue to manage our expenses while simultaneously investing for the future, and are on track to hit our full-year store opening target of approximately 35 new greenfields.”

Third Quarter 2023 Highlights:

•
Net revenues increased 7.6% to $234.1 million from $217.6 million in the third quarter of 2022.
•
Comparable stores sales increased 1.7%, compared to a 2.9% increase in the third quarter of 2022.
•
UWC sales represented 71.5% of total wash sales and UWC membership increased 11.3% on a year-over-year basis. The Company added six thousand net new UWC members in the third quarter and had approximately 2.1 million members as of September 30, 2023.
•
The Company opened eight new greenfield locations and acquired five locations in the third quarter of 2023, bringing the total number of car wash locations operated to 462 as of September 30, 2023, compared to 420 car wash locations as of September 30, 2022, an increase of 10.0%.
•
Net income and net income per diluted share were $19.5 million and $0.06, respectively.
•
Adjusted net income(1) and diluted adjusted net income per share(1) were $25.5 million and $0.08, respectively.
•
Adjusted EBITDA(1) increased 8.3% to $71.6 million from $66.1 million in the third quarter of 2022.

Nine Month 2023 Highlights:

•
Net revenues increased 5.3% to $696.9 million from $662.2 million in the comparable period last year.
•
Comparable stores sales increased 0.1% compared to a 5.3% increase in the comparable period last year.
•
The Company added approximately 187 thousand UWC Members.
•
Net income and net income per diluted share were $67.8 million and $0.21, respectively.
•
Adjusted net income(1) and diluted adjusted net income per share(1) were $81.2 million and $0.25, respectively.
•
Adjusted EBITDA(1) increased approximately 0.5% to $216.4 million from $215.5 million comparable period last year.

(1) See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Store Count

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023
Beginning location count	449	409	436
Locations acquired	5	3	6
Greenfield locations opened	8	8	21
Closures	-	-	1
Ending location count	462	420	462

Balance Sheet and Cash Flow Highlights

•
As of September 30, 2023, cash and cash equivalents totaled $62.1 million, compared to cash and cash equivalents of $65.2 million as of December 31, 2022. There were no borrowings under the Company’s Revolving Commitment as of September 30, 2023 or December 31, 2022
•
Net cash provided by operating activities totaled $165.5 million during the first nine months of 2023, compared to $185.5 million during the first nine months of 2022.

Sale-Leasebacks and Rent Expense

•
In the third quarter of 2023, the Company completed two separate sale-leaseback transactions involving a total of two car wash locations for aggregate consideration of $10.5 million.
•
With 422 car wash leases at the end of the third quarter versus 372 leases at the end of the third quarter last year, rent expense increased 16.4% to $27.0 million, compared to the third quarter of 2022.

Fiscal 2023 Outlook

With the exception of capital expenditures, the Company is reiterating its outlook for all financial projections for the fiscal year ending December 31, 2023, as outlined below:

2023 Outlook
Net revenues	$913 to $936 million
Comparable stores sales growth %	-1.0% to 1.0%
Adjusted net income	$94 to $103 million
Adjusted EBITDA	$270 to $283 million
Diluted adjusted net income per share	$0.28 to $0.32
Interest expense, net	$75 million
Rent expense, net	Approx. $100 million
Weighted average common shares outstanding, diluted, full year	330 million
New greenfield locations	Approx. 35
Sale leasebacks	$110 to $130 million

The Company revises the capital expenditures guidance previously provided for fiscal year ending December 31, 2023:

	Current	Previous
Capital expenditures(1)	$312 to $335 million	$227 to $312 million
(1)
Total capital expenditures for the fiscal year ending December 31, 2023 are expected to consist of approximately $252 million to $265 million of growth capital expenditures related to the opening of new stores and $60 million to $70 million of other capital expenditures related to store maintenance, growth and the expenditures to integrate acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the third quarter of 2023 and to provide a business update is scheduled for today, November 2, 2023, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NYSE: MCW) operates over 450 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income, and Diluted adjusted net income per share (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s operating performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, expenses associated with the Company’s initial public offering (the “IPO”), and other nonrecurring charges. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Diluted adjusted net income per share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of the Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations.

The Company is not providing a reconciliation of the fiscal 2023 outlook for Adjusted EBITDA, Adjusted net income and Diluted adjusted net income per share because we are unable to predict with reasonable certainty the reconciling items that may affect the most directly comparable GAAP financial measures without unreasonable efforts. The amounts that are necessary for such reconciliations, including acquisition expenses, other expenses and the other adjustments reflected are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2023 are forward-looking statements. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of UWC members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at www.mistercarwash.com.

Any forward-looking statement that the Company makes in this press release speaks only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

media@mistercarwash.com

Condensed Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues	$234,076	$217,576	$696,930	$662,154
Cost of labor and chemicals	72,760	68,228	210,376	203,117
Other store operating expenses	90,514	82,343	270,317	239,173
General and administrative	26,426	24,743	78,438	74,040
(Gain) loss on sale of assets, net	1,321	(649)	(3,470)	(3,336)
Total costs and expenses	191,021	174,665	555,661	512,994
Operating income	43,055	42,911	141,269	149,160

Other expense:
Interest expense, net	19,100	10,100	55,143	27,028
Total other expense	19,100	10,100	55,143	27,028
Income before taxes	23,955	32,811	86,126	122,132
Income tax provision	4,470	8,814	18,373	26,988
Net income	$19,485	$23,997	$67,753	$95,144

Other comprehensive income, net of tax:
(Loss) gain on interest rate swap	-	(1,795)	-	375
Total comprehensive income	$19,485	$22,202	$67,753	$95,519

Net income per share:
Basic	$0.06	$0.08	$0.22	$0.31
Diluted	$0.06	$0.07	$0.21	$0.29
Weighted-average common shares outstanding:
Basic	312,883,586	304,290,590	309,850,600	302,641,749
Diluted	328,844,569	326,881,152	328,265,878	327,773,344

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
(Amounts in thousands, except share and per share data)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$62,133	$65,152
Restricted cash	107	70
Accounts receivable, net	5,816	3,941
Other receivables	14,987	15,182
Inventory, net	9,222	9,174
Prepaid expenses and other current assets	13,026	12,618
Total current assets	105,291	106,137

Property and equipment, net	660,733	560,874
Operating lease right of use assets, net	829,790	776,689
Other intangible assets, net	119,341	123,615
Goodwill	1,135,506	1,109,815
Other assets	9,013	9,102
Total assets	$2,859,674	$2,686,232

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,791	$25,649
Accrued payroll and related expenses	22,200	17,218
Other accrued expenses	41,551	41,196
Current maturities of operating lease liability	42,898	40,367
Current maturities of finance lease liability	726	668
Deferred revenue	32,779	29,395
Total current liabilities	174,945	154,493

Long-term portion of debt, net	897,022	895,830
Operating lease liability	806,448	759,775
Financing lease liability	14,230	14,779
Deferred tax liability	68,268	53,395
Other long-term liabilities	6,044	6,832
Total liabilities	1,966,957	1,885,104

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 313,970,741 and 306,626,530 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	3,145	3,072
Additional paid-in capital	807,342	783,579
Retained earnings	82,230	14,477
Total stockholders’ equity	892,717	801,128
Total liabilities and stockholders’ equity	$2,859,674	$2,686,232

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$67,753	$95,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	51,418	45,274
Stock-based compensation expense	17,643	16,959
Gain on sale of assets, net	(3,470)	(3,336)
Amortization of debt issuance costs	1,270	1,270
Non-cash lease expense	33,337	29,602
Deferred income tax	14,748	21,526
Changes in assets and liabilities:
Accounts receivable, net	(1,874)	(1,663)
Other receivables	212	8,355
Inventory, net	88	(2,431)
Prepaid expenses and other current assets	(408)	(2,458)
Accounts payable	3,777	6,424
Accrued expenses	8,170	4,295
Deferred revenue	3,288	660
Operating lease liability	(29,689)	(32,103)
Other noncurrent assets and liabilities	(777)	(2,065)
Net cash provided by operating activities	$165,486	$185,453

Cash flows from investing activities:
Purchases of property and equipment	(218,692)	(132,014)
Acquisition of car wash operations, net of cash	(51,890)	(65,533)
Proceeds from sale of property and equipment	96,930	63,763
Net cash used in investing activities	$(173,652)	$(133,784)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	6,176	5,941
Payments on debt borrowings	-	(2,100)
Principal payments on finance lease obligations	(492)	(421)
Other financing activities	(500)	-
Net cash provided by financing activities	$5,184	$3,420

Net change in cash and cash equivalents and restricted cash during period	(2,982)	55,089
Cash and cash equivalents and restricted cash at beginning of period	65,222	19,858
Cash and cash equivalents and restricted cash at end of period	$62,240	$74,947

Supplemental disclosure of cash flow information:
Cash paid for interest	$56,164	$25,900
Cash paid for income taxes	$2,409	$2,416

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$15,167	$10,965
Property and equipment in other accrued expenses	$16,439	$3,886
Stock option exercise proceeds in other receivables	$17	$-

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of net income to Adjusted EBITDA:
Net income	$19,485	$23,997	$67,753	$95,144
Interest expense, net	19,100	10,100	55,143	27,028
Income tax provision	4,470	8,814	18,373	26,988
Depreciation and amortization expense	17,599	15,193	51,418	45,274
(Gain) loss on sale of assets, net	1,321	(649)	(3,470)	(3,336)
Stock-based compensation expense	6,522	5,461	17,876	16,959
Acquisition expenses	912	1,303	2,651	2,541
Non-cash rent expense	1,409	745	3,623	1,820
Expenses associated with initial public offering	-	-	-	272
Other	780	1,168	3,067	2,767
Adjusted EBITDA	$71,598	$66,132	$216,434	$215,457

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of net income to Adjusted Net Income:
Net income	$19,485	$23,997	$67,753	$95,144
(Gain) loss on sale of assets, net	1,321	(649)	(3,470)	(3,336)
Stock-based compensation expense	6,522	5,461	17,876	16,959
Acquisition expenses	912	1,303	2,651	2,541
Non-cash rent expense	1,409	745	3,623	1,820
Expenses associated with initial public offering	-	-	-	272
Other	780	1,168	3,067	2,767
Income tax impact of stock award exercises	(2,159)	(38)	(4,332)	(5,996)
Tax impact of adjustments to net income	(2,736)	(2,007)	(5,937)	(5,256)
Adjusted Net Income	$25,534	$29,980	$81,231	$104,915
Diluted Adjusted Net Income per Share	$0.08	$0.09	$0.25	$0.32
Adjusted weighted-average common shares outstanding - diluted	328,844,569	326,881,152	328,265,878	327,773,344